Exhibit 10.5

ACCESSION DEED

To:	Sumitomo Mitsui Banking Corporation as Agent

From:	PT UTAC Manufacturing Services Indonesia and UTAC Manufacturing Services Limited

Dated:	6 August 2014

Dear Sirs

UTAC Manufacturing Services Limited – USD108,000,000 Bank Guarantee Facility

Agreement dated 2 June 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	PT UTAC Manufacturing Services Indonesia agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 26.2 (Additional Guarantors) of the Facility Agreement. PT UTAC Manufacturing Services Indonesia is a company duly incorporated under the laws of the Republic of Indonesia and is a limited liability company.

3.	PT UTAC Manufacturing Services Indonesia’s administrative details for the purposes of the Facility Agreement are as follows:

Address:	22 Ang Mo Kio Industrial Park 2, Singapore 569506

Fax:	(65) 6551 1521

Attention:	General Counsel

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

5.	This Accession Deed shall be executed by the parties both in the Indonesian and English languages to comply with Law No. 24. The parties further agree that in the event of any inconsistency between the Indonesian and English language versions of this Accession Deed, the English language version shall prevail to the fullest extent permitted by Law and the Indonesian version will be amended accordingly.

6.	Each party agrees that no claim, challenge or proceeding shall be brought against the other party on the basis of non-compliance with Law No. 24.

THIS ACCESSION DEED has been signed on behalf of the Company and executed as a deed by PT UTAC Manufacturing Services Indonesia and is delivered on the date stated above.

PT UTAC Manufacturing Services Indonesia

/s/ William John Nelson

Name:	William John Nelson

Title:	President Director

The Company

/s/ Tan Eng Heong Jeffery

UTAC Manufacturing Services Limited

By:	Tan Eng Heong Jeffery